                                                                    Exhibit 21.0

                              NEOMAGIC CORPORATION
                                  SUBSIDIARIES
                                (All 100% Owned)

                                                                JURISDICTION
NAME                                                          OF INCORPORATION
----                                                          ----------------
NeoMagic International......................................  Cayman Islands
NeoMagic Japan K.K..........................................  Japan
NeoMagic Israel Ltd.........................................  Israel
NeoMagic U.K. Ltd...........................................  England
NeoMagic Semiconductor India Private Ltd....................  India
NeoMagic International (Hong Kong) Ltd......................  Hong Kong

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